Oramed Pharmaceuticals Announces
Publication in the Journal of Diabetes
Science and Technology

Results describe preclinical trials demonstrating retained GLP-1 analog activity when delivered with Oramed's oral drug delivery formulations

JERUSALEM, Israel – December 1, 2010 – Oramed Pharmaceuticals Inc. (OTCBB: ORMP.OB; www.oramed.com), a developer of oral drug delivery solutions, announces a publication in the Journal of Diabetes Science and Technology's November issue describing evaluation of the company's glucagon-like peptide- (GLP-1) analog formulation (ORMD-0901) in regulating glucose excursions in animal models.

GLP-1 and its analogs harbor significant therapeutic potential for management of Type 2 diabetes mellitus through their broad physiological impact on glucose regulation-related mechanisms. However, the naturally secreted GLP-1 is degraded within minutes and in cases of impaired release or activity, is typically substituted by exogenously supplied, long-lived analogues. To date, these drugs are only available in injectable forms, leading to systemic effects upon administration as well as unsatisfactory patient compliance and adherence.

With the objective of offering a safer, more practical and physiologically relevant alternative, Oramed has applied its oral drug delivery platform to the GLP-1 analog family.  High sugar-content meals were delivered to animals in the presence or absence of ORMD-0901, followed by close monitoring of blood glucose levels.  Specific formulations were found to effectively blunt expected glucose surges in both ORMD-0901-treated porcines and canines. The two animal models used for testing the performance of ORMD-0901, indicated retained drug activity when delivered using Oramed's oral drug delivery platform.

Oramed has already embarked on clinical testing of its ORMD-0901 product to assess the formulation's safety and efficacy in healthy individuals.  Further testing and development are expected to significantly contribute to current diabetes control options and success rates.

In addition to an oral GLP1 analog capsule, the Company’s flagship product is an oral insulin capsule. The Company is currently working towards submission of an IND to the FDA for a Phase 2 clinical trial.

To view the article abstract please click on the link below: http://www.journalofdst.org/November2010/PDF/Abstract/VOL-4-6-ORG20-ELDOR-ABSTRACT.pdf

About Oramed Pharmaceuticals

Oramed Pharmaceuticals is a technology pioneer in the field of oral delivery solutions for drugs and vaccines presently delivered via injection. Oramed is seeking to revolutionize the treatment of diabetes through its patented flagship product, an orally ingestible insulin capsule currently in Phase 2 clinical trials. Established in 2006, Oramed’s technology is based on over 25 years of research performed by top research scientists at Jerusalem’s Hadassah Medical Center. The Company’s corporate and R&D headquarters are based in Jerusalem.
For more information, please visit www.oramed.com

Safe Harbor Statement

Some of the statements contained in this press release are forward-looking statements which involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements, including the risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for our product candidates; competition from other pharmaceutical or biotechnology companies; and the company’s ability to obtain additional funding required to conduct its research, development and commercialization activities. Please refer to the company’s filings with the Securities and Exchange Commission for a comprehensive list of risk factors that could cause actual results, performance or achievements of the company to differ materially from those expressed or implied in such forward looking statements. The company undertakes no obligation to update or revise any forward-looking statements.

Company and Investor Relation Contacts:
Oramed Pharmaceuticals
Tara Horn
Cell: + 972-54-334-318
Office: + 972-2-566-0001
Email: tara@oramed.com